Exhibit 99.1

ConnectM Acquires Defense Data Specialist Harry Kahn Associates, Targeting $50B+ Global Defense Sustainment Market and Expanding AI Infrastructure Platform

MARLBOROUGH, Mass., March 18, 2026 (GLOBE NEWSWIRE) — ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today announced that it has acquired Harry Kahn Associates, Inc. (“HKA”), an 80-year-old defense contractor specializing in mission-critical technical data systems and lifecycle support for U.S. military platforms. The acquisition was completed through the issuance of 400,000 shares of ConnectM common stock.

Founded in 1943, HKA provides logistics data systems, technical manuals, and training content used by the U.S. Department of Defense, U.S. Coast Guard, and major defense OEMs to design, field, and maintain military equipment deployed worldwide. These capabilities generate structured operational datasets that underpin the lifecycle management of complex military platforms.

When combined with ConnectM’s Keen Labs AI and technology platform, the Company believes these datasets can support advanced analytics, predictive maintenance, and digital lifecycle optimization across mission-critical infrastructure. The acquisition significantly expands ConnectM’s presence in government and defense markets, positioning the Company to participate in long-duration programs supporting critical military infrastructure and next-generation equipment systems.

HKA generated approximately $2 million of revenue in 2025, and ConnectM believes the business is positioned for significant expansion beginning in 2026 and beyond as the Company leverages HKA’s long-standing government relationships together with the AI, data and systems capabilities of its Keen Labs technology platform. Management believes this combination can expand HKA’s addressable opportunities across both existing defense programs and new data-driven infrastructure initiatives.

“HKA brings ConnectM a rare combination of long-standing government relationships, deep domain expertise in logistics data systems, and decades of experience supporting U.S. military platforms,” said Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM. “With approximately $2 million of revenue in 2025, we believe the business is positioned to scale many-fold over the coming years as we integrate HKA with the Keen Labs technology platform and expand into data-driven infrastructure opportunities across government and defense markets.”

Strategic Access to Government Programs

HKA has supported all branches of the U.S. military, including the Navy, Marine Corps, Air Force, and Army, as well as the U.S. Coast Guard, and works alongside major defense contractors and equipment manufacturers.

Its capabilities include:

•	Logistics Product Data and lifecycle support analysis
•	Reliability, maintainability, and provisioning systems
•	Technical manuals and interactive electronic documentation
•	Training curricula and instructional systems for new military equipment

These capabilities underpin the logistics intelligence infrastructure that enables complex defense systems to operate globally, often over operational lifespans of 20 to 40 years.

Positioned for Defense Data and AI Opportunities

HKA develops and manages logistics and technical datasets used to support maintenance planning, spare parts provisioning, system reliability modeling, and lifecycle sustainment of defense systems.

ConnectM believes these data environments represent a strategic opportunity for its Keen Labs AI and infrastructure intelligence platform, enabling the Company to expand HKA’s role from traditional technical documentation into data-driven analytics, predictive maintenance, and digital sustainment platforms for complex military systems.

By integrating Keen Labs’ data analytics and AI capabilities with HKA’s defense logistics datasets, ConnectM believes it can pursue opportunities in:

•	Predictive maintenance and lifecycle optimization for mission-critical systems
•	AI-assisted logistics planning and sustainment analytics
•	Digital technical documentation and knowledge systems
•	Infrastructure intelligence platforms for large-scale operational environments

“With the addition of HKA, ConnectM gains access to decades of structured operational data supporting complex defense platforms,” said Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM. “We believe Keen Labs’ AI platform can unlock additional value from these datasets, enabling new analytics capabilities for large-scale infrastructure systems.”

Durable Government Relationships

HKA has operated continuously in the defense sector for decades, including long-term relationships with U.S. military contracting offices and defense OEMs.

The company maintains ISO 9001:2015 certification for technical data development and has delivered millions of pages of technical documentation supporting military platforms.

Defense sustainment and lifecycle logistics represent a multi-tens-of-billions-of-dollars global market, driven by the decades-long operational lifecycles of military platforms that require continuous updates to logistics data, training systems, and technical documentation.

Expanding ConnectM’s Technology Platform

ConnectM believes the acquisition complements its strategy of building a technology platform that integrates AI, data infrastructure, and physical systems across both energy and government markets.

“The combination of HKA’s defense logistics expertise and Keen Labs’ AI and technology platform expands our ability to deploy data-driven solutions across critical infrastructure,” Panigrahi said. “We see meaningful long-term opportunity at the intersection of AI, logistics intelligence, and mission-critical infrastructure systems.”

About ConnectM Technology Solutions, Inc.

ConnectM is a constellation of technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics, and Transportation segments, the Company delivers AI-powered electrification, distributed energy, last-mile delivery, and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

About Keen Labs

Keen Labs, a wholly owned technology subsidiary of ConnectM, develops the AI, control and energy intelligence platforms that underpin the Company’s solutions. Keen Labs’ portfolio includes industrial IoT hardware, the Hi-C™ line of hybrid energy storage systems, the Hi-ETM line of Lithium Iron Phosphate long duration and VPP enabling storage systems, smart heat pumps, and connected vehicle technologies, all integrated through its software platform to optimize performance across fleets, facilities and distributed energy assets. For more information, visit www.keenlabs.ai.

About Harry Kahn Associates

Harry Kahn Associates, Inc. is an American-owned technical data development company founded in 1943 that supports the U.S. Department of Defense, U.S. Coast Guard, and defense OEMs with logistics data systems, technical manuals, and training materials used to operate and maintain military equipment worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1 617-395-1333

irpr@connectm.com

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